UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2016

STEAMPUNK WIZARDS, INC.
(Exact name of registrant as specified in its charter)

Nevada	45-5440446
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11620 Wilshire Blvd, Office 43, Suite 900
West Wilshire Center, West Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

(310) 582-5939
(Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On July 1, 2016, Steampunk Wizards, Inc. (the “Company”) laid off seven  (7) members of its staff that were working on Dead Hand Drive, the Company’s latest game.  The only two remaining employees of the Company are Mr. Joshua O’Cock, the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Director and Brendon Grunewald as a Director of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Steampunk Wizards, Inc.

Date: July 5, 2016	By:	/s/ Joshua O’Cock
Joshua O’Cock, Chief Executive Officer